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                                                                 EXHIBIT 10.19.3


                               AMENDMENT NUMBER 3


                 This Third Amendment to Employment Agreement dated January 1, 1990 as amended effective September 30, 1990 (the "1990 Amendment") and amended effective December 30, 1992 (the "Extension") between Sterling West Bancorp and Allan E. Dalshaug (collectively, with the 1990 Amendment and the Extension, the "Agreement") is dated as of May 15, 1995.

                 WHEREAS, the annualized results for the first quarter of 1992 resulted in the payment of a cash bonus to Employee of $96,034 under the terms of the Agreement;

                 WHEREAS, after tax net income of Employer for the full fiscal year 1992 did not entitle Employee to any 1992 cash bonus;

                 WHEREAS, the parties wish to provide for the refund of the cash bonus paid to Employee in the first quarter of 1992;

                 WHEREAS, under the terms of the Agreement, 5.8% of the loss suffered by the Employer in 1992 shall be credited against Incentive Compensation payable to Employer (the "Offset");

                 WHEREAS, the parties wish to provide for the Offset;

                 WHEREAS, the parties have agreed that the intent of the Extension was to create a new three (3) year period for purposes of determining Incentive Compensation payable to, and forfeitable by, Employee;

                 WHEREAS, the parties agree that no Incentive Compensation will have been earned by Employee during the three (3) year period covered by the Extension; and

                 WHEREAS, the parties recognize that ambiguities in the Agreement need clarification;

                 NOW, THEREFORE, on the basis of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Agreement is hereby amended as follows:

                 1. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

                 2. Section 2.1 is hereby amended by adding the following at the end of the current provision:





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"Notwithstanding anything to the contrary contained in this Agreement, if
Employee elects to forego receiving any portion of the salary to which he is entitled under this Agreement, including any increases in salary to which he would be entitled under this Agreement, the aggregate amount of such foregone salary which would have otherwise been paid to Employee will be applied against, and be deemed to be a refund of, payments made to Employee under the provisions of Section 2.2(b)(i)(bb) which were found not to be earned during the fiscal year in question because Employer's after tax net income for such fiscal year did not exceed a twelve and one-half percent (12.5%) return on beginning of the year stockholders' equity or otherwise, and (ii) which were not refunded under Section 2.2(b)(i)(bb). The amount of salary so foregone shall be calculated at the earlier to occur of (i) the expiration date of this Agreement, or (ii) Employee's termination of employment."

                 3. Section 2.2(a) is hereby amended by adding the following phrase after "during the term of this Agreement, if any":

"and ending prior to January 1, 1993;"

                 4. Section 2.2(b)(i)(aa) is hereby amended by deleting the last sentence thereof and replacing it with the following sentence:

"Said newly issued Incentive Compensation Shares shall be issued in Employee's name, but shall be subject to the full risk of forfeiture pursuant to the provisions set forth in Section 2.2(k) and restrictions on transfer pursuant to the provisions set forth in Section 2.4."

                 5. Section 2.2(b)(i)(bb) is hereby amended by deleting the last two sentences thereof and replacing them with the following sentence:

"Any amounts overpaid for the full fiscal year shall be offset against Incentive Compensation earned in each subsequent quarter until such overpayment is repaid."

                 6. Section 2.2 (b)(ii) is hereby amended by (i) inserting the term '(the "Pledged Shares")' after the word "shares" in line 2 of said section, and (ii) deleting the last two sentences thereof and replacing them with the following:

"The Pledged Shares shall be held (physically) by Employer, subject to the full risk of forfeiture provided for in Section 2.2(k). Employee agrees and acknowledges that Employee shall have no unconditional right to the Pledged Shares until not less than one day after the expiration of the term of this Agreement (i.e. January 3, 1996). Employee and Employer agree that Employee shall remain the beneficial shareholder with respect to the Pledged Shares and shall be entitled to the Pledged Shares, and shall be entitled to receive all dividends (cash or stock) and distributions, payable with respect to the Pledged Shares, which amounts received as stock dividends or other distributions in the form of Employer shares (stock) shall not be subject to any of the provisions contained in this Agreement applicable to the Pledged Shares. Employee




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understands and acknowledges that the certificates representing any Pledged
Shares of Employer's common stock shall bear the following legend, or other required legend:


         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN FORFEITURE PROVISIONS CONTAINED IN AN EMPLOYMENT AGREEMENT BETWEEN ALLAN E. DALSHAUG AND THE COMPANY DATED AS OF JANUARY 1, 1990, AS AMENDED. A COPY OF THE EMPLOYMENT AGREEMENT IS AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL OFFICE OF THE COMPANY, 3287 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90010,
         ATTENTION: CORPORATE SECRETARY. ALL THE TERMS AND PROVISIONS OF THE EMPLOYMENT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE AND MADE A PART OF THIS CERTIFICATE."

                 7. Section 2.2(c) is hereby amended by (i) deleting the term "One Hundred and Fifty Thousand Dollars ($150,000.00)"and replacing it with the term "One Hundred Thousand Dollars ($100,000.00)"; (ii) deleting the phrase "provided for in Sections 2.2(h) and 2.2(j) hereinabove" and replacing such phrase with the phrase "set forth in Section 2.2(k)"; (iii) deleting the phrase "forfeiture provisions set forth in Sections 2.2(h) and 2.2(j)" and replacing such phrase with the phrase "forfeiture provisions set forth in
Section 2.2(k)"; and (iv) replacing the date "January 1, 1993" with "January 3, 1996";

                 8. Section 2.2(e) is hereby amended by deleting the term "One Hundred and Fifty Thousand Dollars ($150,000.00)" and replacing it with the term "One Hundred Thousand Dollars ($100,000.00)."

                 9. Section 2.2(h) is hereby deleted in its entirety and replaced with the term "RESERVED."

                 10. Section 2.2(j) is hereby deleted in its entirety and replaced with the term "RESERVED."

                 11. New Section 2.2(k) is hereby added to the Agreement to read as follows:

                 "(k) Notwithstanding the issuance of the Incentive Compensation Shares in Employee's name pursuant to Section 2.2(b)(i)(aa) and the deposit of the Pledged Shares pursuant to Section 2.2(b)(ii), it is agreed and understood that any overpayment or any portion of any overpayment of Incentive Compensation that is not refunded to Employer by Employee under the provisions of the last sentence of Section 2.1, the last sentence of Section 2.2.(b)(i)(bb) or otherwise shall be refunded to Employer by Employee by crediting first, the fair market value of the Incentive Compensation Shares payable to Employee under Section 2.2(b)(i)(aa) and then, the fair market value of the Pledged Shares deposited under Section 2.2(b)(ii). Thereafter, and only to extent there shall remain any Incentive Compensation Shares or Pledged Shares, five and eight tenths percent (5.8%) of the loss suffered by Employer in 1992 shall, unless otherwise





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provided for by Employee, reduce total Incentive Compensation earned by
Employee under the Agreement by crediting first, the fair market value of any remaining Incentive Compensation Shares payable to Employee under Section 2.2(b)(i)(aa) and then, the fair market value of any remaining Pledged Shares deposited under Section 2.2(b)(ii). For purposes of this Section 2.2(k), "fair market value" of the Pledged Shares and the Incentive Compensation Shares shall be established by the average price paid per share of such common shares of Employer during trading activity for the thirty (30) day period preceding the expiration date of this Agreement."




           [SIG]                                                5/15/95
______________________________                       Dated:__________________
EMPLOYER
STERLING WEST BANCORP



           [SIG]                                              May 15, 1995
______________________________                       Dated:__________________
EMPLOYEE
ALLAN E. DALSHAUG





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